

<ARTICLE>                     5
<LEGEND>

                                                                   Exhibit 27.01

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1996 FINANCIAL STATEMENTS OF TRAVELERS GROUP INC. AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                                     YEAR
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   DEC-31-1996
<CASH>                                           1,868
<SECURITIES>                                    94,490   <F1>
<RECEIVABLES>                                   20,059   <F2>
<ALLOWANCES>                                         0   <F3>
<INVENTORY>                                          0   <F3>
<CURRENT-ASSETS>                                     0   <F3>
<PP&E>                                               0   <F3>
<DEPRECIATION>                                       0   <F3>
<TOTAL-ASSETS>                                 151,067
<CURRENT-LIABILITIES>                                0   <F3>
<BONDS>                                         16,101   <F4>
<PREFERRED-MANDATORY>                            2,029
<PREFERRED>                                        675
<COMMON>                                             7
<OTHER-SE>                                      12,403   <F5>
<TOTAL-LIABILITY-AND-EQUITY>                   151,067
<SALES>                                              0   <F3>
<TOTAL-REVENUES>                                21,345
<CGS>                                                0   <F3>
<TOTAL-COSTS>                                   18,344
<OTHER-EXPENSES>                                     0   <F3>
<LOSS-PROVISION>                                   260   <F6>
<INTEREST-EXPENSE>                               2,259   <F6>
<INCOME-PRETAX>                                  3,398
<INCOME-TAX>                                     1,051
<INCOME-CONTINUING>                              2,300
<DISCONTINUED>                                      31   <F3>
<EXTRAORDINARY>                                      0   <F3>
<CHANGES>                                            0   <F3>
<NET-INCOME>                                     2,331
<EPS-PRIMARY>                                     3.50
<EPS-DILUTED>                                        0   <F3>

<F1> Includes the following items from the financial statements: total investments $56,745; securities borrowed or purchased under agreements to resell $25,280; and trading securities owned, at market value $12,465.

<F2> Includes the following items from the financial statements: brokerage receivables $7,305; net consumer finance receivables $7,885 and other receivables $4,869.

<F3> Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.

<F4> Includes the following items from the financial statements: investment banking and brokerage borrowings $3,217; short-term borrowings $1,557 and long-term debt $11,327.

<F5> Includes the following items from the financial statements: additional paid-in capital $7,217; retained earnings $7,452; treasury stock $(2,446); and unrealized gain (loss) on investment securities $469 and other, principally unearned compensation $(289).

<F6> Included in total costs and expenses applicable to sales and revenues.


